ARTISAN PARTNERS ASSET MANAGEMENT INC.
2013 OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED SHARE AWARD AGREEMENT
This Restricted Share Award Agreement (this “Award Agreement”) sets forth the terms and conditions of the award of shares of Common Stock (the “Restricted Shares”) granted to the recipient specified in Section 2 (the “Grantee”) by Artisan Partners Asset Management Inc., a Delaware corporation (“Artisan”), under the Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan (as amended, supplemented or modified, from time to time, the “Plan”).

1.
The Plan. This award of Restricted Shares is made pursuant to the Plan, a copy of which has been furnished to the Grantee, and the terms of the Plan are incorporated into this Award Agreement. If and to the extent that this Award Agreement conflicts or is inconsistent with the terms, conditions or provisions of the Plan, the Plan shall control, and this Award Agreement shall be deemed to be modified accordingly. Capitalized terms used but not defined in this Award Agreement have the meanings as used or defined in the Plan. References in this Award Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.

2.
Award. Effective as of the date set forth below (the “Grant Date”), Artisan hereby grants the following number of Restricted Shares to the Grantee in recognition of the Grantee’s service as an Employee of Artisan or any of its Subsidiaries (the “Company”), subject to the terms of this Award Agreement and the Plan.

Name of Grantee:	[Name of Grantee]

Grant Date:	[Date of Grant]

Number of Restricted Shares:	**[Number of Shares]**

3.
Vesting. Except as otherwise provided in Sections 4 and 5 of this Award Agreement, [Percentage]% of the Restricted Shares will vest [vesting dates] (each date, a “Vesting Date”), provided that, in the event the applicable date occurs during a Firmwide Blackout Period (as defined in the Company’s Code of Ethics), the Vesting Date shall be the first trading day following such period. There shall be no proportionate or partial vesting in the period prior to a Vesting Date and vesting shall occur only on a Vesting Date, provided that the Grantee remains continuously in the Employment of the Company through such Vesting Date. If the percentage of the aggregate number of Restricted Shares scheduled to vest on a Vesting Date is not a whole number, then the amount of Restricted Shares vesting shall be rounded down to the nearest whole number of Restricted Shares for each Vesting Date, except that the amount of Restricted Shares vesting on the final Vesting Date shall be such that 100% of the aggregate number of Restricted Shares shall be cumulatively vested as of the final Vesting Date.

4.
Termination of Employment. Subject to Section 5 and the terms of any employment, severance or similar agreement between the Grantee and the Company, if the Grantee’s Employment with the Company terminates for any reason prior to a Vesting Date, any then unvested Restricted Shares will automatically be cancelled by or revert to Artisan, and Grantee (or Grantee’s guardian or legal representative) will forfeit any rights or interests in such Restricted Shares without compensation.

5.
Acceleration of Vesting. Notwithstanding any other provision of this Award Agreement or the Plan, (a) upon a Change in Control, the Restricted Shares will be treated in accordance with the terms of the Plan, and (b) upon termination of the Grantee’s Employment with the Company by reason of death or Disability, the Restricted Shares will vest in full immediately as of the date of such termination. For purposes of this Award Agreement, “Disability” means the Grantee’s inability to perform the essential functions of his or her position, with or without reasonable accommodation, for a period aggregating 180 days within any continuous period of 365 days by reason of physical or mental incapacity.

6.
Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the grant of the Restricted Shares, if the Grantee is filing a U.S. federal income tax return for the year in which the grant of Restricted Shares occurs, the Grantee may file an election (the “Election”) with the United States Internal Revenue Service, within 30 days of the grant of the Restricted Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares on the Grant Date. This will result in recognition of taxable income to the Grantee on the Grant Date, equal to the Fair Market Value of the

[Name of Grantee]
[Grant Date]

Restricted Shares on such date. Absent an Election, taxable income will be measured and recognized by the Grantee at the time the Restricted Shares vest. The Grantee is hereby encouraged to seek the advice of the Grantee’s own tax consultants in connection with the Restricted Shares and the advisability of filing the Election. THE GRANTEE UNDERSTANDS THAT ANY TAXES PAID AS A RESULT OF THE FILING OF THE ELECTION MIGHT NOT BE RECOVERED IF THE RESTRICTED SHARES ARE FORFEITED TO ARTISAN. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF. THE GRANTEE MUST NOTIFY THE COMPANY WITHIN 10 BUSINESS DAYS OF FILING ANY ELECTION. For purposes of this Award Agreement, “business day” means any day on which the New York Stock Exchange is open for regular session trading.

7.
Tax Withholding. In connection with each Vesting Date or the date of an Election, if applicable, the Grantee will pay, or otherwise provide for to the satisfaction of the Company, any applicable federal, state and local tax and social security withholding obligations of the Company. To the extent permitted by law, the Company may provide for payment by Grantee of withholding taxes through remitting to Artisan shares of Common Stock with a fair market value (determined as of a Vesting Date or the date of an Election) equal to the statutory minimum amount of taxes required to be withheld. In such case, without any further action by the Grantee, the Company may, or may cause the registrar and transfer agent of the Common Stock to, deduct the shares of Common Stock to be remitted from the shares of Common Stock held of record by the Grantee. If the Grantee shall fail to make such payment or otherwise satisfy such obligations, the Company shall, to the extent permitted by law, have the right (but not the obligation) to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local tax and social security withholding obligations with respect to the Restricted Shares.

8.	Issuance of Restricted Shares.

(a)
Artisan may, in its sole and absolute discretion and in accordance with the terms of the Plan and applicable state law, issue the Restricted Shares in the form of uncertificated shares. Such uncertificated Restricted Shares shall be credited to a book entry account maintained by the registrar and transfer agent of the Common Stock with the applicable restrictions on transferability imposed on such Restricted Shares by this Award Agreement (the “Restrictive Legend”) and such other restrictive legends as may be required by Artisan noted. If thereafter, certificates are issued with respect to the uncertificated Restricted Shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Award Agreement and each certificate or other evidence of ownership issued in respect of the Restricted Shares will be deposited with Artisan, or its designee, together with, if requested by Artisan, a stock power or share transfer form executed in blank by the Grantee, and will bear the Restrictive Legend and such other restrictive legends as may be required by Artisan. Artisan may advise the registrar and transfer agent to place a stop order against any legended shares of Common Stock.

(b)
Upon the vesting of the Restricted Shares in accordance with this Agreement, Artisan will deliver, or cause to be delivered, evidence of ownership of shares of Common Stock to the Grantee not bearing or otherwise subject to the Restrictive Legend (but still bearing and/or subject to any other legends that may be required by Artisan).

(c)
Artisan may reasonably postpone the issuance of the Restricted Shares and/or the delivery of certificates or other evidence of shares of Common Stock until it receives satisfactory proof that the issuance and delivery will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules; provided that the delivery shall be made at the earliest date at which Artisan reasonably anticipates that it will not cause such violation. The Grantee understands that Artisan is under no obligation to register or qualify the Restricted Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

[Name of Grantee]
[Grant Date]

9.
Non-Transferability of the Restricted Shares. Prior to vesting, the Restricted Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument) in any manner other than by will or by the laws of descent and distribution, and any attempt to sell, exchange, transfer, assign, pledge, hypothecate, fractionalize, hedge or otherwise dispose of the Restricted Shares in violation of this Award Agreement shall be void and of no effect and Artisan shall have the right to disregard the same on its books and records and advise the registrar and transfer agent to place a stop order against the transfer of such Restricted Shares. For the avoidance of doubt, the Restricted Shares are not subject to the Amended and Restated Resale and Registration Rights Agreement, dated as of November 6, 2013, among Artisan and the stockholders party thereto, whether or not the Grantee is otherwise a party to such agreement.

10.
Insider Trading Policy. To the extent applicable, the Grantee agrees that he or she will not sell, transfer by any means, hedge, pledge, place or hold in a margin account or otherwise dispose of the shares of Common Stock acquired by him or her except in accordance with the Company’s insider trading policy (which, for the avoidance of doubt, is included in the Company’s Code of Ethics as of the date of this Award Agreement) regarding prohibited transactions in Company securities owned by Employees and/or directors of the Company.

11.
Privileges of Share Ownership. Subject to Sections 8, 9 and 10, effective upon the Grant Date, the Grantee will have all rights of a shareholder of Artisan with respect to the Restricted Shares, including voting rights and rights to dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property), if any, at the time such dividends are paid to Artisan’s other shareholders, provided that, notwithstanding the foregoing, the Restricted Shares are subject to the Stockholders Agreement, dated as of March 12, 2013, among Artisan, Artisan Investment Corporation and each person listed on the schedules therein (the “Stockholders Agreement”), including the irrevocable voting proxy included therein. IF THE GRANTEE IS NOT ALREADY A PARTY TO THE STOCKHOLDERS AGREEMENT, THEN, AS A CONDITION TO THE GRANTEE’S RECEIPT OF THE RESTRICTED SHARES, THE GRANTEE SHALL EXECUTE A JOINDER TO THE STOCKHOLDERS AGREEMENT IN FORM AND SUBSTANCE SATISFACTORY TO ARTISAN.

12.	Restrictive Covenants. THE GRANTEE AGREES TO BE SUBJECT TO THE RESTRICTIVE COVENANTS SET FORTH IN SCHEDULE A TO THIS AWARD AGREEMENT.

13.
Entire Agreement. This Award Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements (whether written or oral) between the Company and the Grantee with respect to such subject matter, provided that this Award Agreement (including Schedule A hereto) does not impair, diminish, restrict or waive any restrictive covenants (including any agreements not to compete or not to solicit employees or clients) or confidentiality obligations of Grantee to the Company, if any, under any other agreement, policy, plan or program.

14.
No Obligation to Employ. Nothing in the Plan or this Award Agreement will confer on the Grantee any right to continue to serve as an Employee of, or to continue in any other relationship with, the Company or limit in any way the right of the Company to terminate the Grantee’s Employment or other relationship at any time and for any reason.

15.
Notices. Any notice required to be given or delivered to the Company under the terms of this Award Agreement will be in writing and addressed to either the Chief Legal Officer or General Counsel of Artisan at its principal corporate offices in Milwaukee, Wisconsin. Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address last on the records of Artisan. All notices will be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (postage pre-paid and return receipt requested); one (1) business day after deposit with any return receipt express United States courier (prepaid); or one (1) business day after transmission by facsimile (with a notice contemporaneously given by another method specified in this Section 15).

16.
Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, all of the provisions of the Plan and this Award Agreement will be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

17.
Adjustments. In the event of any change in the outstanding shares of Common Stock after the Grant Date or any other event described in Section 1.6.3 of the Plan occurring after the Grant Date, the Board or the Committee

[Name of Grantee]
[Grant Date]

will make such equitable substitution or adjustment (including cash payments) as provided for under Section 1.6.3 of the Plan in order to preserve the value of the Restricted Shares.

18.
Binding Effect. Any action taken or decision made in good faith by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award Agreement will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

19.	Waiver of Jury Trial. THE GRANTEE WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN OR THIS AWARD AGREEMENT.

20.	Choice of Forum.

(a)
As a condition to the Grantee’s receipt of the Restricted Shares, the Grantee hereby irrevocably submits to the exclusive jurisdiction of any state or federal court located in Delaware over any suit, action or proceeding arising out of or relating to or concerning the Plan or this Award Agreement.

(b)
The Grantee recognizes and agrees that prior to the grant of the Restricted Shares, the Grantee has no right to any benefits hereunder. Accordingly, in consideration of the receipt of the Restricted Shares, the Grantee expressly waives any right to contest the amount of the Restricted Shares, terms of this Award Agreement, or any determination, action or omission hereunder or under the Plan made or taken in good faith by the Committee, the Company or the Board, or any amendment to the Plan or this Award Agreement (other than an amendment to which the Grantee’s consent is expressly required by Section 3.1.1 of the Plan) and the Grantee expressly waives any claim related in any way to the Restricted Shares, including any claim based on any promissory estoppel or other theory in connection with the Restricted Shares and the Grantee’s Employment with the Company.

21.
Electronic Delivery and Signature. The Company may, in its sole discretion, deliver this Award Agreement and any documents related to the Plan, the Restricted Shares or future awards that may be awarded under the Plan by electronic means and request the Grantee’s consent to participate in the Plan and/or accept and agree to the terms of any agreement (including this Award Agreement) by electronic means. The Grantee hereby consents to receive such documents by electronic delivery, including by accessing such documents on a website, and agrees to participate in the Plan and accept and agree to the terms of any agreement (including this Award Agreement) through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. In addition, the Company may choose to provide and deliver certain statutory and/or by-law materials or documents relating to the Plan in electronic form. By accepting the Restricted Shares, the Grantee agrees that the Company may deliver the Plan prospectus, Artisan’s annual report and proxy statement and other required documents to the Grantee in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, please contact the Chief Legal Officer or General Counsel of Artisan with such request.

22.	Governing Law. THIS AWARD AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

23.
Counterparts and Signatures. This Award Agreement may be executed in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement. In addition, this Award Agreement may be executed, accepted and agreed to by electronic signature, including by means of an electronic process logically associated with this Award Agreement.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.
ARTISAN PARTNERS ASSET MANAGEMENT INC.

By:
Name:
Title:

[Name of Grantee]
[Grant Date]

GRANTEE

By:

[Name of Grantee]
[Grant Date]

Schedule A: Restrictive Covenants

1.	Definitions. For purposes of this Schedule A:

(a)
“Artisan Client” means any client of any member of the Artisan Group (x) for which the Grantee provided services on behalf of any member of the Artisan Group, or (y) about which the Grantee acquired non-public information in connection with the Grantee’s Employment, in each case during the twelve (12) months preceding the Grantee’s last date of Employment. An investor in a mutual fund, UCITS fund or other pooled investment vehicle for which any member of the Artisan Group is an investment adviser, promoter, sponsor or has a similar role, or of which any member of the Artisan Group is the general partner or equivalent (each, an “Artisan Pooled Vehicle”) and such investor’s financial intermediary, financial adviser or planner, consultant or broker-dealer (each, an “Artisan Client Intermediary”), if any, shall each be considered an Artisan Client if (1) any member of the Artisan Group had a direct marketing and/or client service relationship with such investor or Artisan Client Intermediary (not including the marketing and client services activities provided by any member of the Artisan Group to all investors in such funds uniformly) and (2) in connection with such relationship the Grantee (A) provided services (including through the provision of investment management services to the relevant Artisan Pooled Vehicle) on behalf of any member of the Artisan Group and had personal contact (including, without limitation, phone or email contact) with such investor or Artisan Client Intermediary, or (B) acquired non-public information about such investor or Artisan Client Intermediary in connection with the Grantee’s Employment, in each case during the 12 months preceding the Grantee’s last date of Employment.

(b)	“Artisan Group” means Artisan together with its subsidiaries and affiliates.

(c)
“Artisan Prospective Client” means any person or entity (i) for which any member of the Artisan Group made a proposal to perform services in which the Grantee participated by means of substantive, personal contact with the person or entity or the agents of the person or entity, or (ii) about which the Grantee acquired non-public information in connection with the Grantee’s Employment, in each case during the 12 months preceding the Grantee’s last date of Employment. For the avoidance of doubt, “Artisan Prospective Client” shall include a person or entity with respect to which this definition otherwise applies, including but not limited to financial intermediaries, financial advisers or planners, consultants, and broker dealers, notwithstanding that the services that were proposed to be provided would have been provided indirectly through such person’s or entity’s investment in an Artisan Pooled Vehicle.

(d)
“Competitive Enterprise” means any business enterprise that either (i) engages in any activity that competes with any then-current activity of any member of the Artisan Group, including, without limitation, the management of mutual funds, or (ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity.

(e)
“Confidential Information” means the non-trade secret confidential and proprietary information relating to the Artisan Group and their business and plans that is disclosed to, or known by, the Grantee as a consequence of the Grantee’s Employment and that is not in the public domain, including: (A) the investment strategies, processes, analyses, databases and techniques relating to capital allocation, stock selection and trading used by the investment team or other investment professionals employed by the Artisan Group; (B) the identity of and all information concerning (1)  investors who are clients of any member of the Artisan Group or who are investors in any Artisan Pooled Vehicle and (2) financial intermediaries, financial advisers or planners, consultants, or broker dealers whose clients are investors in any Artisan Pooled Vehicle; (C) all information concerning the salaries or wages paid to, the work records of and other personal information relating to employees of any member of the Artisan Group and all information concerning the drawings or distributions paid to, the records of and other personal information relating to partners and members of any member of the Artisan Group; (D) all information relating to regulatory inspections, investigations, enforcement actions and litigation concerning any member of the Artisan Group; (E) all financial information concerning any member of the Artisan Group; and (F) any other information that is determined by any member of the Artisan Group to be confidential and proprietary and that is identified as such prior to or at the time of its disclosure to the Grantee; provided, however, that no information shall be considered to be Confidential Information, and the obligation of nondisclosure set forth in Section 6 of this Schedule A shall not apply to, any information that is or becomes

[Name of Grantee]
[Grant Date]

publicly known or is derived from public information other than by the act or omission of the Grantee in violation of this Schedule A.

(f)	“Restricted Period” means the period during which the Grantee is Employed and for a period of one (1) year immediately following termination of the Grantee’s Employment for any reason.

(g)
“Restricted Services” means any activity that the Grantee was engaged in on behalf of any member of the Artisan Group at any time during the twelve (12) months preceding the Grantee’s last date of Employment, it being understood that “activity” shall include the management of any portfolio of securities regardless of the type or class of securities in such portfolio.

(h)	“Territory” means anywhere in the world.

2.
Non-Competition. As a necessary measure to protect the confidential trade secrets and proprietary information of the Artisan Group, the Grantee agrees that during the Restricted Period he or she will not, directly or indirectly, (x) hold an equity, voting or profit participation interest in a Competitive Enterprise (other than a 5% or less interest in a publicly traded entity which is only held for passive investment purposes); (y) provide Restricted Services anywhere in the Territory to a Competitive Enterprise; or (z) manage or supervise personnel engaged in providing Restricted Services anywhere in the Territory on behalf of a Competitive Enterprise. The prohibitions in Section 2 of this Schedule A shall not apply to the Grantee’s management, without compensation, of the investments of the Grantee or members of the Grantee’s family or a trust or similar vehicle for the benefit of any of the foregoing.

3.
Non-Solicitation of Clients. The Grantee agrees that during the Restricted Period he or she will not induce or attempt to induce any Artisan Client to use the investment management services (including by way of investing in a mutual fund, UCITS fund or other pooled investment vehicle) of any person or entity other than the Artisan Group or to cease using the investment management services (including any Artisan Pooled Vehicle) of the Artisan Group. The prohibitions in Section 3 of this Schedule A shall not apply to (i) the Grantee’s management, without compensation, of the investments of the Grantee or members of the Grantee’s family or a trust or similar vehicle for the benefit of any of the foregoing, or (ii) the provision of services by the Grantee to a business enterprise solely because such business enterprise engages in general advertising and solicitation efforts that may or do reach an Artisan Client.

4.
Non-Solicitation of Artisan Prospective Clients. The Grantee agrees that during the Restricted Period he or she will not induce or attempt to induce any Artisan Prospective Client to use the investment management services (including by way of investing in a mutual fund, UCITS fund, or other pooled investment vehicle) of any person or entity other than the Artisan Group. The prohibitions in Section 4 of this Schedule A shall not apply to the provision of services by the Grantee to a business enterprise solely because such business enterprise engages in general advertising and solicitation efforts that may or do reach an Artisan Prospective Client.

5.
Non-Solicitation of Employees. The Grantee agrees that during the Restricted Period he or she will not (i) induce or attempt to induce any person (including, but not limited to, any portfolio manager of any member of the Artisan Group) who is, or who has been, within the six months preceding the Grantee’s last date of Employment, an employee, partner or member of any member of the Artisan Group to leave the employment of such entity, including, for the avoidance of doubt, soliciting one or more portfolio managers of any member of the Artisan Group to terminate employment for the purpose of engaging in, or starting a business which engages in, a Competitive Enterprise; or (ii) to the extent not prohibited by local or state laws, hire, employ or otherwise use the services of any person who is, or who has been, within the six months preceding the Grantee’s last date of Employment, an employee, partner or member of any member of the Artisan Group. In addition, the parties hereto agree that it shall be conclusively presumed to have resulted from an impermissible solicitation, and therefore it shall be a deemed violation of Section 5 of this Schedule A, if during the Restricted Period, the Grantee and one or more persons who was an Artisan portfolio manager at any time within the period of 18 months prior to termination of the Grantee’s Employment, become employed by either the same employer or an affiliate thereof, or otherwise become affiliated as partners, contractors or other personal service providers with an entity together with its affiliates, to provide Restricted Services for the benefit of a Competitive Enterprise or any affiliate of a Competitive Enterprise.

[Name of Grantee]
[Grant Date]

6.	Confidentiality.

(a)
Confidential Information. The Grantee acknowledges that during the course of the Grantee’s Employment, he or she will have access to and gain knowledge of Confidential Information and that the Artisan Group has a legitimate protectable interest in such Confidential Information and in the goodwill and business prospects associated therewith.

(b)
Covenant not to Misappropriate or Disclose Confidential Information. During the Grantee’s Employment and following the Grantee’s last date of Employment (regardless of the reason that the Grantee’s Employment terminated), the Grantee will not use for the benefit of the Grantee or any third party or, directly or indirectly, disclose, except as is required by law, any Confidential Information to anyone other than other employees of any member of the Artisan Group and any agent of any member of the Artisan Group, service providers of any member of the Artisan Group or others to whom disclosure is made by the Grantee pursuant to the performance of his or her employment duties for the Artisan Group. The Grantee further acknowledges that no member of the Artisan Group consents to, and no member of the Artisan Group will provide information to support, quotations of investment performance achieved by the Grantee while Employed. In the event any governmental agency, court or other party seeks to require or compel disclosure of any Confidential Information by the Grantee, the Grantee shall provide Artisan with prompt notice of such fact so that Artisan may evaluate the matter and determine whether to seek to prevent such disclosure and/or waive compliance with the provisions of Section 6(b) of this Schedule A. In the event that such disclosure is legally required and cannot be prevented, the Grantee shall furnish only that portion of the Confidential Information as is legally required and shall make reasonable efforts to assure that confidential treatment will be accorded such disclosed information.

(c)
Return of Confidential Information and Electronic Equipment. Upon the last date of the Grantee’s Employment, the Grantee agrees to promptly surrender to Artisan any correspondence, memoranda, files, lists, and all other documents, records or electronic media of any kind that contain any Confidential Information which are in the Grantee’s possession or under the Grantee’s control whether on or off the premises of the Artisan Group, as well as any computers (including home computers), cell phones, smart phones, blackberries, iPods, iPads or similar electronic or communications equipment issued to the Grantee by the Artisan Group.

7.
Intellectual Property. As between the Grantee and the Artisan Group, all right, title and interest, whether known or unknown, in any intellectual property that is discovered, invented or developed by, or disclosed to the Grantee, in the course of rendering services to the Artisan Group will be the sole and exclusive property of the Artisan Group. The Grantee agrees to do anything reasonably requested by the Artisan Group in furtherance of perfecting the Artisan Group’s possession of, and title to, any of this intellectual property. For this purpose, intellectual property includes, without limitation, trading strategies, investment techniques, formulas, ideas, patentable and unpatentable inventions, patents, trade and service marks, trade secrets and computer applications.

8.
Included Actions. The Grantee shall be deemed to have taken any action which is prohibited by this Schedule A and to be in violation of this Schedule A if the Grantee takes such action directly or indirectly, or if it is taken by any person or entity with whom the Grantee is associated as an employee, independent contractor, consultant, agent, partner, member, proprietor, owner, stockholder, officer, director, or trustee, or by any person or entity directly or indirectly controlled by, controlling or under common control with the Grantee.

9.
Injunctive Relief; Enforceability of Restrictive Covenants. The Grantee acknowledges that irreparable injury may result to the Artisan Group and its business or financial prospects, if the Grantee breaches the provisions of this Schedule A and agrees that Artisan will be entitled, in addition to all other legal remedies available to Artisan for enforcement of such commitments, to an injunction or other equitable relief by any court of competent jurisdiction to prevent or restrain any breach or threatened breach of this Schedule A. In addition to any rights that Artisan may have to injunctive relief in the event of a breach of this Schedule A, the Grantee agrees that Artisan shall have the right to withhold, to the extent allowable under applicable law, any amounts that are then owed to the Grantee (without limitation, in the form of cash or equity) in the event of the Grantee’s breach of this Schedule A. The preceding sentence shall not be construed as a waiver of the rights that Artisan

[Name of Grantee]
[Grant Date]

may have for damages under this Schedule A or otherwise, and all such rights shall be unrestricted. The parties hereto acknowledge that the restrictions on the Grantee imposed by this Schedule A are reasonable in both duration and geographic scope and in all other respects for the protection of the Artisan Group, and its business, goodwill, and property rights. The Grantee further acknowledges that the restrictions imposed in this Schedule A will not prevent the Grantee from earning a living in the event of, and after, the end of the Grantee’s Employment.

10.
Severability. Should any provision of this Schedule A be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Schedule A shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Schedule A, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Schedule A. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Schedule A in lieu of severing such unenforceable provision from this Schedule A in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Schedule A or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Schedule A as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Schedule A be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Schedule A shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

11.
Cooperation. During and after the Grantee’s Employment, the Grantee agrees that he or she will reasonably cooperate with Artisan and its representatives in connection with any action, investigation, proceeding, litigation or otherwise with regard to matters of which the Grantee has knowledge as a result of the Grantee’s Employment. Artisan will use its reasonable business efforts, whenever possible, to provide the Grantee with reasonable advance notice of its need for assistance and will attempt to coordinate with the Grantee the time and place at which such assistance is provided to minimize the impact of such assistance on any other material and pre-scheduled business commitment that the Grantee may have. The Artisan Group will reimburse the Grantee for the reasonable out-of-pocket expenses incurred in connection with such cooperation.

12.
Survival of Provisions. The obligations contained in this Schedule A will survive, and will remain fully enforceable after, the vesting of any and all shares awarded pursuant to this Award Agreement, any termination of this Award Agreement, and the termination of the Grantee’s Employment for any reason.

[Name of Grantee]
[Grant Date]